Exhibit 32.01

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The certification set forth below is being submitted in connection with the report on Form 10-K of Oracle Corporation for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Lawrence J. Ellison, the Chief Executive Officer of Oracle Corporation, and Safra A. Catz, the Chief Financial Officer of Oracle Corporation, each certifies that, to the best of his or her knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Oracle Corporation.

Date: June 26, 2012	By:	/s/ LAWRENCE J. ELLISON
Lawrence J. Ellison
Chief Executive Officer and Director (Principal Executive Officer)

Date: June 26, 2012	By:	/s/ SAFRA A. CATZ
Safra A. Catz
President, Chief Financial Officer and Director (Principal Financial Officer)